Exhibit 99.1

Progenics Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 Fax: (914) 789-2817 (914) 789-2800 www.progenics.com

Progenics Announces Offer to Acquire EXINI

-EXINI's Imaging Analysis Software Development Capabilities Complement
Progenics's Portfolio of Imaging Agents and Therapeutics -
-Transaction Valued at $7M in Cash-

Tarrytown, N.Y. and Lund, Sweden, October 13, 2015 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) announced today its offer to acquire EXINI Diagnostics AB (publ), a leader in the development software solutions for medical decision support based on advanced image analysis, through a public offer to the shareholders of EXINI (the "Offer"). EXINI is headquartered in Lund, Sweden, and is listed on Nasdaq First North, Stockholm.

The acquisition of EXINI complements Progenics's strategy to support its imaging and therapeutic agents with sophisticated software and other technologies that help physicians and patients visualize, understand, target and treat cancer. EXINI has demonstrated experience in the successful development and commercialization of software products based on medical image analysis and machine learning, which will provide Progenics with in-house development capabilities in these areas that it can apply to its own pipeline, including its prostate cancer imaging agents 1404 and PyL. The acquisition will bring new personnel with key medical and scientific expertise in the area of medical imaging to Progenics.  Additionally, EXINI's expertise in working with European partners, clinicians, and researchers will support the expansion of Progenics's international commercial activities as its late-stage programs advance toward the market.

"This transaction significantly advances our efforts to develop products which transform the way we diagnose, monitor and treat cancer," stated Mark Baker, CEO of Progenics. "EXINI's expertise in software design for imaging products will be invaluable as we develop our imaging toolkit for prostate cancer centered on our 1404 and PyL programs, and then more broadly as we seek to empower patients and the physicians with a suite of products designed to help guide treatment decisions."

Under the terms of the Offer, Progenics is offering to pay a total aggregate purchase price for all of the equity of EXINI of approximately $7 million funded from cash on hand.  The purchase price implies a price per share of approximately SEK 3.15. The acquisition has been approved by the board of directors of Progenics, and unanimously recommended by the board of directors of EXINI. The estate of Bo Håkansson, the largest shareholder, which holds approximately 30.74 percent of the total shares and voting rights in EXINI, has undertaken to accept the Offer, subject to certain conditions.

"The combination of Progenics's imaging agents and EXINI's analysis software has the potential to create a portfolio of innovative products which can provide both a more accurate picture of a patient's cancer and a standardized analysis of the extent and severity of disease. We look forward to working with the team at Progenics to further expand the applications of our technology in prostate cancer and other indications," said EXINI's managing director Magnus Aurell.

The settlement of the Offer is expected to occur in mid-November, subject to certain closing conditions, including acceptance by more than 90 percent of the total number of shares of EXINI and other customary conditions.

Advokatfirman Cederquist is serving as legal advisor to Progenics. Redeye is acting as financial advisor to EXINI.

This is not the formal announcement of the Offer for EXINI. The formal announcement of the Offer, which has been drawn up and made public in the Swedish language and in accordance with Swedish laws and regulations.  An English translation of the offer announcement is attached hereto and can, together with other information about the offer, be found on www.progenics.com/investors.
About Progenics
Progenics Pharmaceuticals, Inc. is developing innovative medicines for oncology, with a pipeline that includes several product candidates in later-stage clinical development. Progenics' first-in-class PSMA-targeted technology platform for prostate cancer includes a small molecule imaging agent that has completed a phase 2 trial and an antibody drug conjugate therapeutic which has also completed a two-cohort phase 2 clinical trial. Among other assets in its pipeline of targeted radiotherapy and molecular imaging compounds is AZEDRA™, an ultra-orphan radiotherapy candidate currently in a phase 2 study under an SPA. Progenics' first commercial product, RELISTOR® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with and marketed by Valeant Pharmaceuticals International, Inc. For additional information, please visit www.progenics.com.
About EXINI

EXINI develops and provides advanced software for automated image analysis, increasing accuracy and improving clinical efficiency when treating prostate cancer and other diseases. EXINI's image analysis technology combines the power of artificial neural networks, expert medical knowledge and large databases. The company's products are designed to support the visualization and quantification of disease states in automated reports. EXINI's principal product is a bone scan index product, EXINI boneBSI.
Forward Looking Statements

This press release may contain projections and other "forward-looking statements" regarding future events. Statements contained in this communication that refer to Progenics' estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics' current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations, such as the Phase 3 clinical program for 1404; the acquisition and integration of EXINI and the development and commercialization of its products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; market acceptance for approved products; the sales of products by our partners and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this release. For more information, please visit www.progenics.com. Please follow us on LinkedIn®.
Information on or accessed through our website or social media sites is not included in the company's SEC filings.

(PGNX-F)
Progenics Contact:	Melissa Downs Investor Relations (914) 789-2801 mdowns@progenics.com

Important Additional Information

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares. This communication is for informational purpose only. The Offer will not be made to, nor will exchanges be accepted from, or on behalf of, holders of shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not comply with the laws of that jurisdiction. The acceptance period for the Offer for shares of EXINI described in this communication has not commenced.

In connection with the proposed combination of Progenics and EXINI, Progenics will file an offer document with the Swedish Financial Supervisory Authority.

More information about Progenics and the Offer, including the formal announcement of the Offer and related documents to be filed with and approved by the Swedish Financial Supervisory Authority, can be found on www.Progenics.com/investors/.

THIS PRESS RELEASE, INCLUDING THE INFORMATION CONTAINED IN IT, IS NOT INTENDED TO BE RELEASED, DISTRIBUTED OR MADE PUBLIC, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN ANY STATE OR JURISDICTION IN WHICH SUCH RELEASE, PUBLICATION OR DISTRIBUTION WOULD BE UNLAWFUL. THE OFFER IS NOT BEING MADE TO (AND ACCEPTANCES WILL NOT BE ACCEPTED FROM) PERSONS IN ANY JURISDICTION WHERE THEIR PARTICIPATION REQUIRES FURTHER DOCUMENTS, FILINGS OR OTHER MEASURES IN ADDITION TO THOSE REQUIRED UNDER SWEDISH LAW. THIS DOCUMENT IS NOT AN EXTENSION INTO THE UNITED STATES OF THE OFFER MENTIONED BELOW AND IS NOT AN OFFER TO SELL SECURITIES OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN THE UNITED STATES. THIS DOCUMENT MAY NOT BE RELEASED, DISTRIBUTED OR MADE PUBLIC IN AUSTRALIA, HONG KONG, CANADA, JAPAN, NEW ZEALAND OR SOUTH AFRICA.   PLEASE SEE THE IMPORTANT NOTICE UNDER "IMPORTANT INFORMATION" AT THE END OF THIS DOCUMENT.
THIS IS A TRANSLATION OF THE SWEDISH PRESS RELEASE. IN THE EVENT OF ANY DISCREPANCIES, THE SWEDISH PRESS RELEASE SHALL PREVAIL.
PRESS RELEASE, issued 13 October 2015 8 AM CEST
Progenics announces a recommended cash offer to the shareholders of EXINI

Progenics Pharmaceuticals, Inc. ("Progenics"), a US company whose shares are quoted on The NASDAQ Stock Market LLC, New York, under the symbol PGNX, hereby announces a cash offer to the shareholders of EXINI Diagnostics AB (publ) ("EXINI") to acquire all outstanding shares in EXINI (the "Offer"). The EXINI shares are listed on Nasdaq First North, Stockholm. The EXINI Board has unanimously recommended that their shareholders accept the Offer.
Summary of the Offer
•	Progenics offers SEK 3.15 in cash for each share in EXINI.[1] The Offer values all outstanding shares in EXINI at approximately MSEK 57.9.[2]
•	The Offer represents a premium of:
-	59 percent compared with the volume weighted average price paid for the share during the last 90 trading days prior to the announcement of the Offer; and
-	93 percent compared with the closing price for EXINI's share on 12 October 2015, the last trading day prior to the announcement of the Offer.
•
Progenics is an oncology company focused on developing innovative drugs which improve the lives of cancer patients and their families. Progenics' pipeline includes therapeutic and diagnostic candidates in pre-clinical through late-stage development. Progenics is a Delaware (US) corporation with its principal place of business in New York, US. Progenics' shares are quoted on the NASDAQ Stock Market LLC, New York, US, under the symbol PGNX. Based on the closing price of Progenics' share 9 October 2015 the company has a market cap of approximately MUSD 400.

•	Today Progenics owns no shares in EXINI.
•
EXINI's largest shareholder, the estate of Bo Håkansson that together with companies that are controlled by the estate owns a total of 5,651,259 shares in EXINI corresponding to 30.74 per cent of the votes, has undertaken to accept the Offer.

•
The Board of EXINI has unanimously recommended that their shareholders accept the Offer. EXINI's Board has obtained a fairness opinion from KPMG AB according to which, based on the assumptions and reservations stated in the opinion, the Offer is considered to be fair for EXINI shareholders from a financial perspective.

•	An offer document regarding the Offer is expected to be announced on or around 14 October 2015.
•
The acceptance period for the Offer is expected to commence on or around 15 October 2015 and end on or around 5 November 2015, or such later date to which the acceptance period is extended by Progenics. Settlement is expected to take place on or around 12 November 2015.

1 The consideration of the Offer will be reduced if EXINI conducts a dividend or makes any other value transfer to shareholders, for which the record date occurs prior to settlement of the Offer.
2 Based on 18,381,081 outstanding shares.
Comments from Progenics and EXINI

"This transaction will bring Progenics a talented imaging software development team, and significantly advance our efforts to develop products with the potential to transform the way cancer is diagnosed, monitored and treated", stated Mark Baker, Chief Executive Officer of Progenics. "The EXINI team's expertise in software design for imaging products will be very important as we begin to develop our imaging toolkit for prostate cancer based on our pipeline, and then, more broadly, seek to empower patients and physicians with information to help guide treatment decisions."
"The combination of Progenics's imaging agents and EXINI's analysis software has the potential to create a portfolio of innovative products which can provide both a more accurate picture of a patient's cancer and a standardized analysis of the extent and severity of disease. We look forward to working with the team at Progenics to further expand the applications of our technology in prostate cancer and other indications", stated EXINI's managing director Magnus Aurell.

Background and reasons

EXINI develops and provides advanced software for automated image analysis, increasing accuracy and improving clinical efficiency when treating prostate cancer and other diseases. EXINI's image analysis technology combines the power of artificial neural networks, expert medical knowledge and large databases. The Company's products are designed to support the visualization and quantification the change of disease states in automated reports. EXINI's principal product is a bone scan index product, EXINIboneBSI.
Progenics is developing innovative medicines for oncology, with a pipeline that includes several product candidates in later-stage clinical development. Progenics' first-in-class PSMA-targeted technology platform for prostate cancer includes a small molecule imaging agent that has completed a phase 2 trial and an antibody drug conjugate therapeutic which has also completed a two-cohort phase 2 clinical trial. Among other assets in its pipeline of targeted radiotherapy and molecular imaging compounds is AZEDRA™, an ultra-orphan radiotherapy candidate currently in a registrational phase 2b study under a Special Protocol Assessment (SPA) from the U.S. Food and Drug Administration (FDA). Progenics' first commercial product, RELISTOR® (methylnaltrexone bromide) which is used when treating opioid-induced constipation, is partnered with and marketed by Valeant Pharmaceuticals International, Inc.
The Board of Directors of Progenics believes that there is a strong strategic rationale for a combination of Progenics and EXINI. A key pillar of Progenics' strategy is to support and complement its imaging and therapeutic agents with sophisticated software and other technologies that help physicians and patients visualize, understand, target and treat cancer. EXINI has demonstrated experience in successfully developing and marketing software products based on medical image analysis and machine learning. Not only does EXINI bring its existing imaging analysis software products to Progenics, but the combination will also give Progenics in-house development capabilities in these areas that it can apply to Progenics' own portfolio of imaging agents and theranostics.
The Board of Directors of Progenics believes that the acquisition of EXINI will:
•	add a capable software development organization that is well-suited to supporting Progenics' efforts to build a suite of image analysis and reporting tools to complement its imaging agents;
•	bring to Progenics the portfolio of imaging products currently marketed by EXINI;
•	bring new personnel with key medical, scientific and clinical expertise in the area of medical imaging to Progenics, as well as greater access to European experts and thought leaders in this area;
•	provide experience and expertise in working with European partners, clinicians and researchers; and
•	expand Progenics' international "footprint" and create a platform for ex-US commercial activities, including for additional products that Progenics may develop, acquire or in-license in the future.

The Offer

Progenics offers SEK 3.15 in cash for each share in EXINI. If EXINI conducts a dividend or makes any other value transfer to shareholders, for which the record date occurs prior to the settlement of the Offer, the Offer consideration will be reduced accordingly. No commission will be charged in connection with the Offer. The total value of the Offer amounts to approximately MSEK 57.9 based on 18,381,081 outstanding shares in EXINI.
The Offer represents a premium of:
-	59 percent compared with the volume weighted average price paid for the share during the last 90 trading days prior to the announcement of the Offer; and
-	93 percent compared with the closing price for EXINI's share on 12 October 2015, the last trading day prior to the announcement of the Offer.
The acquisition of EXINI does not require approval from any competition authorities.

Progenics' shareholding in EXINI

Progenics does not own any shares in EXINI. Furthermore, Progenics does not hold any other financial instruments that provide a financial exposure to EXINI's shares. Progenics has not acquired or agreed to acquire any shares in EXINI during the last six months prior to the announcement of the Offer. Progenics may during the acceptance period acquire, or enter into arrangements to acquire, shares in EXINI outside the Offer. Such acquisitions or agreements shall be in accordance with applicable regulations, particular the Takeover Rules for certain trading platforms issued by the Swedish Corporate Governance Board 1 February 2015 (the "Takeover Rules") and be announced in accordance with applicable rules for companies listed at Nasdaq First North, Stockholm.
Opinion from the Board of EXINI and fairness opinion

The Board of EXINI has unanimously recommended the shareholders to accept the Offer. EXINI's Board has obtained a fairness opinion from KPMG AB according to which, based on the assumptions and reservations stated in the opinion, the Offer is considered to be fair for EXINI shareholders from a financial perspective.
See also press release from the Board of EXINI for more information in this respect. The Board's opinion and the fairness opinion will if possible be reproduced in its entirety in the offer document that will be prepared and published by Progenics.
Undertakings to accept the Offer

The estate of Bo Håkansson that together with companies that are controlled by the estate owns a total of 5,651,259 shares in EXINI corresponding to 30.74 percent of the votes in EXINI has undertaken to accept the Offer. The undertaking will automatically terminate in the event that the Offer lapses or is withdrawn.
Conditions for completion of the Offer

Completion of the Offer is conditional upon:
(i)	the Offer being accepted to such extent that Progenics will become the owner of more than 90 per cent of the total shares in EXINI;
(ii)	no circumstances that materially adversely affects, or may reasonably be expected to materially adversely affect, EXINI's sales, results, liquidity, solvency, equity or assets, and which Progenics was not aware of at the time of announcement of the Offer, have occurred;
(iii)	neither the Offer nor the acquisition of EXINI is wholly or partly prevented or materially adversely affected by any legislation or other regulation, court decision, public authority decision or similar circumstance, which is, or may be expected, and that Progenics could not reasonably have foreseen at the time of the announcement of the Offer;
(iv)	EXINI does not take any action that is likely to impair the prerequisites for making or completing the Offer;
(v)	with respect to the Offer and the acquisition of EXINI, that all required regulatory, governmental or similar clearances, approvals, permits and resolutions is obtained, in each case on terms which, according to Progenics' reasonable assessment, are acceptable;
(vi)	EXINI has published all the information EXINI has to publish and that no information published by EXINI, or which otherwise has been made available to Progenics, is materially inaccurate, incomplete or misleading; and
(vii)	no other party announces an offer to acquire shares in EXINI on terms that are more favourable to the shareholders of EXINI than the terms of the Offer.
Progenics reserves the right to withdraw the Offer in the event it becomes clear that any of the above conditions are not fulfilled or cannot be fulfilled. However, with regards to conditions (ii) - (vii), the Offer may only be withdrawn provided that the non-fulfilment of the relevant condition is of material importance to Progenics' acquisition of EXINI, or if it is approved by the Swedish Securities Council.
Progenics reserves the right to, wholly or partly, waive one or more of the above conditions, which inter alia includes the right for Progenics to complete the Offer at an acceptance level of less than 90 per cent.
Overview of Progenics and the financing of the Offer

Progenics Pharmaceuticals, Inc. is a Delaware (US) corporation with its principal place of business in New York, US. Progenics' shares are quoted on the NASDAQ Stock Market LLC, New York, US, under the symbol PGNX. Based on the closing price of Progenics' share on 9 October 2015 the company has a market cap of approximately MUSD 400.
Progenics is developing innovative medicines for oncology, with a pipeline that includes several product candidates in later-stage clinical development. Progenics' first-in-class PSMA-targeted technology platform for prostate cancer includes a small molecule imaging agent that has completed a phase 2 trial and an antibody drug conjugate therapeutic which has also completed a two-cohort phase 2 clinical trial. Among other assets in its pipeline of targeted radiotherapy and molecular imaging compounds is AZEDRA™, an ultra-orphan radiotherapy candidate currently in a registrational phase 2b study under a Special Protocol Assessment (SPA) from the U.S. Food and Drug Administration (FDA). Progenics' first commercial product, RELISTOR® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with and marketed by Valeant Pharmaceuticals International, Inc.
Progenics will finance the Offer with available funds. The Offer is thus not subject to any financing condition.

Management and employees

Progenics appreciates the work of EXINI's management team and dedicated employees. Progenics' future plan for EXINI is one of growth. In view of the complementary nature of Progenics' and EXINI's businesses, the envisaged integration between the companies is expected to generally have a limited effect on the employee relationships at EXINI as well as on the future businesses of both companies. Even though changes may occur with respect to certain functions or positions at both companies, the current view of Progenics is that in the short-term there will not be any material changes to EXINI's operational sites or its employees, including the employees' terms of employment.
Due diligence

Progenics has, when preparing the Offer, carried out a limited confirmatory due diligence review of EXINI and met with EXINI's management team. EXINI has confirmed to Progenics that no information not previously announced, which could reasonably be expected to affect the price of EXINI's share, has been disclosed to Progenics in the review.
Indicative timetable

On or about 14 October 2015                                           Announcement of offer document
On or about 15 October – 5 November 2015                     Acceptance period
On or about 12 November 2015                                        Commencement of settlement
Progenics reserves the right to extend the acceptance period, as well as to postpone settlement of the Offer. Progenics will announce any such extension of the acceptance period, and/or postponement of the settlement by a press release. Settlement will be initiated as soon as Progenics announces that the terms and conditions of the Offer have been fulfilled, or Progenics otherwise decides to complete the Offer. Provided that such announcement is made no later than on 10 November 2015, settlement is expected to commence on or around 12 November 2015.
Squeeze-out proceedings and delisting

As soon as possible after Progenics has acquired shares representing more than 90 percent of the capital and votes in EXINI, Progenics intends to initiate mandatory squeeze-out of the remaining shares. In connection herewith, Progenics intends to effect a delisting of EXINI's shares from Nasdaq First North, Stockholm.
Applicable law and disputes

The Offer, and the agreement entered into between Progenics and EXINI's shareholders in relation with the Offer, shall be governed and construed in accordance with substantive Swedish law. Any dispute regarding the Offer, or arising in connection to the Offer, shall be settled exclusively by Swedish courts, with the District Court of Stockholm as first instance.
The Takeover Rules and the Swedish Securities Council's statements regarding interpretation and application of the Takeover Rules, including, where applicable, the Swedish Securities Council's interpretation and application of the Swedish Industry and Commerce Stock Exchange Committee's rules previously applicable to public takeover offers, are applicable to the Offer.
Advisors

Advokatfirman Cederquist is acting as legal advisor to Progenics.

Tarrytown, NY, USA, 13 October 2015
Progenics Pharmaceuticals, Inc.
Board of Directors

For additional information, please contact:
Progenics Pharmaceuticals, Inc
Melissa Downs, Investor Relations Manager                                                                                                                Phone +1 (914) 789-2801
Email mdowns@progenics.com
This information was submitted for publication on 13 October 2015 at 08.00 a.m. (CET).
_________________________
About Progenics

Progenics is developing innovative medicines for oncology, with a pipeline that includes several product candidates in later-stage clinical development. Progenics' first-in-class PSMA-targeted technology platform for prostate cancer includes a small molecule imaging agent that has completed a phase 2 trial and an antibody drug conjugate therapeutic which has also completed a two-cohort phase 2 clinical trial. Among other assets in its pipeline of targeted radiotherapy and molecular imaging compounds is AZEDRA™, an ultra-orphan radiotherapy candidate currently in a registrational phase 2b study under a Special Protocol Assessment (SPA) from the U.S. Food and Drug Administration (FDA). Progenics' first commercial product, RELISTOR® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with and marketed by Valeant Pharmaceuticals International, Inc.
For additional information, please visit www.progenics.com.
About EXINI

EXINI develops and provides advanced software for automated image analysis, increasing accuracy and improving clinical efficiency when treating prostate cancer and other diseases. EXINI's image analysis technology combines the power of artificial neural networks, expert medical knowledge and large databases. The Company's products are designed to support the quality visualization and quantification of disease states in automated reports. EXINI's principal product is a bone scan index product, EXINIboneBSI.
EXINI is listed on Nasdaq First North, Stockholm, and has approximately 1,000 shareholders.
Information relating to the Offer is available at the websites www.progenics.com,
www.exini.com and www.avanza.se.

IMPORTANT INFORMATION

This press release has been published in Swedish and English. In the event of any discrepancy between the Swedish original text and the English translation, the Swedish original text shall prevail.
The Offer pursuant to the terms and conditions presented in this press release is not being made to persons whose participation in the Offer requires that an additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish regulations.
This press release and any related Offer documentation are not being distributed and must not be mailed or otherwise distributed or sent in or into any country in which the distribution or offering would require any such additional measures to be taken or would be in conflict with any law or regulation in such country – any such action will not be permitted or sanctioned by Progenics. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions may be disregarded.
The Offer is not being and will not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States. This includes, but is not limited to facsimile transmission, electronic mail, telex, telephone, the internet and other forms of electronic transmission. The Offer cannot be accepted and shares may not be tendered in the Offer by any such use, means, instrumentality or facility of, or from within Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or by persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States. Accordingly, this press release and any related Offer documentation are not being and should not be mailed or otherwise transmitted, distributed, forwarded or sent in or into Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or to any Australian, Hong Kong, Japanese, Canadian, New Zealand, South African or U.S. persons or any persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States.
Any purported tender of shares in an Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported tender of shares made by a person located in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or any agent fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States will be invalid and will not be accepted. Each holder of shares participating in the Offer will represent that it is not an Australian, Hong Kong, Japanese, Canadian, New Zealand, South African or U.S. person, is not located in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States and is not participating in such Offer from Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or that it is acting on a non-discretionary basis for a principal that is not an Australian, Hong Kong, Japanese, Canadian, New Zealand, South African or U.S. person, that is located outside Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States and that is not giving an order to participate in such offer from Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States. Progenics will not deliver any consideration from the Offer into Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States.
For the purpose of this press release "United States" and "U.S." means the United States of America (including its territories and possessions, every State in the United States and the District of Columbia).
Forward-looking information
Statements in this press release relating to future status and circumstances, including statements regarding future performance, growth and other projections as well as benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as "anticipates", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Progenics. Any such forward-looking statements speak only as of the date on which they were made and Progenics has no obligation (and undertakes no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable regulations.